Exhibit 99.1

701 Investigation oftheAbsorption ofAllantoinFromSD-101in InVitroSkinModelstoSupportWoundHealing Paller AS1, Nardi R2, Do H3, Reha A3, Viereck C3, Lagast H3, Gault J2, Castelli JP3, Barth JA3 1Northwestern University Feinberg School of Medicine, Chicago, IL, USA; 2Scioderm - An Amicus Therapeutics Company, Durham, NC, USA; 3Amicus Therapeutics, Inc., Cranbury, NJ, USA Table 1. Total Skin Absorption of Allantoin (µg) Over 48 hours From a Single Application INTRODUCTION Allantoin is a heterocyclic organic compound that has been investigated in wound healing, using formulations with minimal or unknown dermal penetration properties1,2 SD-101 is a novel, proprietary, topical, allantoin-containing cream in development for the daily treatment of wounds caused by all major types of epidermolysis bullosa.3 SD-101 has received Breakthrough Therapy designation from the US Food and Drug Administration4 RESULTS • • In the SD-101 formulation:    There was evidence of skin absorption of allantoin in all models (Figures 2 and 3 and Table 1) Skin absorption of allantoin was lowest in intact human skin (Figure 3 and Table 1) Skin absorption increased with higher concentrations of allantoin in the dermis-only human model; uptake between the barrier-free and dermis-only human models was similar Allantoin skin absorption in the human skin models was slow (8 hours for dermis-only), suggesting a long skin-exposure time (Figures 2C and 2D) • Epidermolysis bullosa is a rare genetic disorder typically manifesting at birth as skin blistering/erosion and, in some cases, the epithelial lining of other organs, in response to minimal friction/trauma5 In a phase 2b study, patients with epidermolysis bullosa treated with SD-101 6% (SD-101 with 6% allantoin) demonstrated a higher rate of wound closure over a 1-month period than placebo-treated patients3 SD-101 6% is currently in phase 3 clinical development Figure 2. Skin Absorption of Allantoin (0.5% to 9%), a Component of SD-101, Within 40 Hours in Various Skin Models In vitro human cadaver and porcine models are recognized valuable tools to assess the skin absorption and to determine the pharmacokinetics of topically applied drugs6-8 Separate preclinical studies of SD-101 with allantoin concentrations of up to 9% indicated no systemic absorption9 • Data are represented as mean ± standard error from 3 replicates per formulation as total mass (µg). aBarrier-free study was conducted over 24 hours. OBJECTIVE To investigate the skin absorption of 0.5%, 1.5%, 3%, 6%, and 9% concentrations of allantoin, the active ingredient in the SD-101 formulation, in skin models that mimic intact, broken, or blistered human skin CONCLUSIONS • METHODS Models • The skin absorption of 0.5%, 1.5%, 3%, 6%, and 9% concentrations of allantoin, the active ingredient in the SD-101 formulation, was investigated in 5 in vitro models: Barrier-free to simulate delivery directly to the capillary bed Unabraded porcine skin Abraded porcine skin to simulate compromised skin Intact (full thickness) human skin Dermis-only human to mimic loss of skin barrier function due to broken skin REFERENCES Becker LC et al. Int J Toxicol. 2010;29(suppl 2):84S-97S. Xi H et al. J Bacteriol. 2000;182(19):5332-5341. Paller A et al. Presented at: 42nd Annual Meeting of the Society for Pediatric Dermatology; July 14-17, 2016; Minneapolis, MN. Aggarwal SR. Nature Biotechnol. 2014;32(4):323-330. El Hachem M et al. Orphanet J Rare Dis. 2014;9:76. Franz TJ. J Invest Derm. 1975;64(3):190-195. Franz TJ. In: Simon GA et al, eds. Skin: Drug Application and Evaluation of Environmental Hazards. Basel, Switzerland: Karger; 1978:58-68. Current Problems in Dermatology; vol 7. Schmook FP et al. Int J Pharm. 2001;215(1-2):51-56. Amicus Therapeutics Inc. Investigators Brochure, Data on File. Franz TJ, Lehman PA. J Invest Dermatol. 1990;94:525. Kim KW et al. Opt Express. 2012;20(9):9476-9484. Skin Cadaver Preparation • All human and porcine cadaver trunk skin without obvious signs of skin disease was stored at less than -70°C within 24 hours of death. On experiment day, the bagged tissue was thawed in 37°C water and rinsed to remove any adherent blood or material from the surface. Approximately 75% of the dermis was removed by dermatome or scalpel visually 1. 2. 3. Donor skin was cut into smaller sections and fitted on 0.8-cm2 Franz diffusion cells. The diffusion cells were then placed between the epidermal chamber (route of drug application) and the dermal chamber, which was filled with magnetically stirred phosphate-buffered saline, and sampled at selected time points (Figure 1) The permeability to tritiated water was determined prior to experimentation to assure skin integrity10 4. 5. 6. 7. 8. 9. 10. 11. Figure 1. Schematic of the Skin Franz Cell Diffusion System11 Franz cell diffusion system ACKNOWLEDGMENTS Third-party medical writing assistance was provided by ApotheCom and was supported by Amicus Therapeutics, Inc. Skin port Data are represented as mean from 3 replicates per formulation as μg/cm2/hour. aOnly 3% allantoin was tested in the unabraded model. Figure 3. Total Skin Absorption of Allantoin Over 48 Hours From a Single Application DISCLOSURES Intact (full thickness) human Conflicts of Interest AP is an investigator and a consultant for Amicus Therapeutics. RN and JG are employees of Scioderm - An Amicus Therapeutics Company and own stock in Amicus Therapeutics. HD, AR, CV, HL, JPC, and JAB are employees of and own stock in Amicus Therapeutics. 3000 Barrier-free Reprinted with permission from Kim KW et al. Opt Express. 2012;20(9):9476-9484. Application • Concentrations of SD-101 or vehicle (SD-101 minus active ingredient) were tested on 3 sections from 6 different skin donors (3 cadaver, 3 porcine) that were mounted in chambers designed to maintain skin at a temperature and humidity matching typical in vivo conditions Each test product was applied at a target dose of 100 μL/cm2 using a calibrated positive displacement pipette and then covered with 3 layers of medical-grade gauze Sampling • After SD-101 application, skin absorption (total absorption, rate of absorption, and skin content) was measured by monitoring the rate of appearance of drug in the solution bathing the inner surface of the skin Samples were collected roughly 2, 4, 8, 12, 24, 32, and 48 hours after application and analyzed for allantoin using high-performance liquid chromatography with ultraviolet and mass spectrometry detection Data are represented as mean ± standard error from 3 replicates per formulation as total mass (μg). http://bit.ly/2958kHL Supported by Amicus Therapeutics, Inc. Presented at the 76th Annual Meeting of the Society for Investigative Dermatology; April 26-29, 2017; Portland, OR, USA Flux (µg/cm2/hour) Flux (µg/cm2/hour) Flux (µg/cm2/hour) Flux (µg/cm2/hour) Total Penetration as Mass (µg) 3500 Abraded porcine Dermis-only human 2500 2000 1500 1000 500 0 0.5% 1.5% 3% 6% 9% Allantoin Concentration Stratum corneum Excised skin Epidermis Dermis Sampling 2 32oC Circula ng Replacing water port Magne c s rrer 3 1 • Allantoin, the active ingredient of the SD-101 formulation, is absorbed by the intact stratum corneum, or skin, which may reduce wound formation • In the SD-101 formulation, allantoin skin absorption in the intact (full thickness) human model was slow, suggesting a long skin-exposure time • In damaged skin models that provide insight into the absorption of wounded skin, absorption of allantoin increased significantly • Substantial skin absorption of 6% allantoin occurred over several hours in the intact full-thickness human skin model, suggesting that SD-101’s formulation, with higher concentrations of allantoin than are currently used, is capable of penetrating human skin • In summary, these findings further support the therapeutic investigation of SD-101 6% to treat wounds in a clinical setting and the ongoing phase 3 ESSENCE trial in epidermolysis bullosa (NCT02384460) A. Barrier-Free 1200 1000 800 600 400 200 0 0 2 4 6 8 10 12 14 16 18 Time (hours) B. Abraded and Unabradeda Porcine 4.0 3.5 3.0 2.5 2.0 1.5 1.0 0.5 0.0 0 10 20 30 40 Time (hours) C. Intact (full thickness) Human 1.8 1.6 1.4 1.2 1.0 0.8 0.6 0.4 0.2 0.0 0 10 20 30 40 Time (hours) D. Dermis-Only Human 225 200 175 150 125 100 75 50 25 0 0 10 20 30 40 Time (hours) 0.5% Allantoin 3% Allantoin 9% Allantoin 1.5% Allantoin 6% Allantoin 3% Allantoin (unabraded only) Skin Model Allantoin Concentration 0.5% 1.5% 3% 6% 9% Intact (full thickness) human 12.05 ± 1.88 13.23 ± 5.61 32.04 ± 11.42 41.57 ± 8.43 22.74 ± 12.15 Abraded porcine 38.80 ± 18.34 68.91 ± 31.01 95.74 ± 25.55 109.52 ± 39.31 103.70 ± 34.23 Barrier-freea 196.48 ± 45.30 792.25 ± 39.83 1399.49 ± 205.99 1348.30 ± 201.39 2294.42 ± 552.35 Dermis-only human 412.60 ± 96.30 910.51 ± 73.99 1434.19 ± 95.71 1990.40 ± 167.34 2718.74 ± 548.33 Unabraded porcine Not tested Not tested 38.64 ± 15.24 Not tested Not tested

696

Characteristics of Patients With Epidermolysis Bullosa in the Phase 3 ESSENCE Study of SD-101

Browning J[1], Bruckner A[2], Cornwall R[3], Lugo-Somolinos A[4], Paller A[5], Lagast H[6], Reha A[6], Gault J[7], Lenon W[7], Reklis L[7], Lazauskas R[6], Nardi R[7]

[1]Texas Dermatology & Laser Specialists, San Antonio, TX, USA; [2]University of Colorado Denver, Aurora, CO, USA; [3]Cincinnati Children's Hospital, Cincinnati, OH, USA; [4]University of North Carolina School of Medicine, Chapel Hill, NC, USA; [5]Northwestern University Feinberg School of Medicine, Chicago, IL, USA; [6]Amicus Therapeutics, Inc., Cranbury, NJ, USA; [7]Scioderm - An Amicus Therapeutics Company, Durham, NC, USA

INTRODUCTION

- Epidermolysis bullosa is a rare, often severe genetic disorder characterized by mechanical fragility and blistering or erosion of the skin, mucosa, or epithelial lining of other organs, in response to little or no apparent trauma[1]
  - Often diagnosed in neonates; occurs in 19 per million live births in the United States as estimated from the National Epidermolysis Bullosa Registry, a cross-sectional and longitudinal epidemiologic study of patients with epidermolysis bullosa across the continental United States[2]
  - Subtypes differ by physical manifestations, genetic makeup, and prognosis[2]
  - Symptoms (blistering, scarring, disfiguration, pain) can vary in severity and may lead to premature death as well as major morbidities, including life-threatening infections, sepsis, and squamous cell carcinoma[1,3-6]
- SD-101 is a novel, proprietary, topical, allantoin-containing cream under investigation in clinical trials as a potential treatment for skin lesions associated with epidermolysis bullosa[7,8]
- In 2013, SD-101 became one of the first drug candidates to receive Breakthrough Therapy designation from the US Food and Drug Administration for the treatment of patients with epidermolysis bullosa[7,8]
- The efficacy and safety of SD-101 has been investigated in SD-003, a phase 2b, multicenter, randomized, double-blind, vehicle-controlled, dose-ranging, 3-month study (NCT02014376)[4]
  - Treatment with SD-101 cream containing 6% allantoin (SD-101 6%) demonstrated a higher rate of wound closure in patients with epidermolysis bullosa relative to treatment with vehicle
  - SD-101 6% was generally safe and well tolerated in patients with epidermolysis bullosa

OBJECTIVE

- To describe the baseline characteristics of patients with epidermolysis bullosa enrolled in the ongoing ESSENCE trial as of February 2017

METHODS

- ESSENCE (SD-005; NCT02384460) is a phase 3, multicenter, randomized, double-blind, vehicle-controlled, ongoing study to assess the efficacy and safety of SD-101 6% vs vehicle (SD-101 0%) on lesions in patients with simplex, recessive dystrophic, or junctional non-Herlitz epidermolysis bullosa[9] (Figure 1)
  - The two primary endpoints are time to complete target wound closure and proportion of patients with complete target wound closure
  - Secondary endpoints include change in body surface area index (BSAi) of lesions and blisters, patient-reported itching, and patient-reported pain

Figure 1. ESSENCE Study Design


Patients with epidermolysis bullosa
Age: ≥1 month
(N≈150)
Randomized 1:1
SD-101 6%
Daily whole-body application of cream
Vehicle
SD-101 6%
Optional open-label extension
NCT02670330
Days
1
14
30
60
90
Baseline Visit
Target wound selection
10-50 cm²
≥21 days old
Safety and Efficacy Assessment Visits

ESSENCE was initiated in Q2 of 2015, and topline results are expected in Q3 of 2017.
Q=quarter.

Key Inclusion Criteria

- Diagnosis of simplex, recessive dystrophic, or junctional non-Herlitz epidermolysis bullosa
- Age ≥1 month
- Target wound ≥21 days old and between 10 and 50 cm^2 in size

Key Exclusion Criteria

- Clinical evidence of local infection in the selected target wound
- Use of immunotherapy or cytotoxic chemotherapy ≤60 days before enrollment
- Use of any investigational drug or systemic or topical steroidal therapy ≤30 days before enrollment (inhaled steroids and ophthalmic drops containing steroids are allowed)
- Use of systemic antibiotics ≤7 days before enrollment
- Arterial or venous disorder resulting in ulcerated lesions

Application

- SD-101 6% or vehicle is applied topically once daily to the entire body as a thin layer for a period of 90 days. Patients/parents are taught how to apply the cream at first visit

Assessments

- During patient visits, the following evaluations are performed:
  - Baseline-selected target wound closure evaluation using ARANZ SilhouetteStar™. Complete target wound closure is defined as skin re-epithelialization without drainage
  - BSAi of lesional skin: percentage of total body coverage of epidermolysis bullosa–related lesions (blisters, erosions, ulcerations, scabbing, bullae, and eschars, as well as areas that are weeping, sloughing, oozing, crusted, and/or denuded)
  - BSAi of wound burden: percentage of total body coverage of epidermolysis bullosa wounds, defined as open areas on the skin (epidermal covering is disrupted)
  - Itch, using the Itch Man Pruritus Assessment Tool[10]
  - Pain, using the Face, Legs, Activity, Cry, Consolability (FLACC) scale for patients aged 1 month to 3 years and the Wong-Baker FACES® Pain Scale for patients aged ≥4 years. Each of the 5 categories in the FLACC scale is scored from 0 to 2, with a cumulative score ranging from 0-10. The Wong-Baker FACES® Pain Scale also ranges from 0 to 10. Higher scores indicate greater pain[11,12]

BASELINE RESULTS

- As of February 21, 2017, ESSENCE was enrolling patients worldwide and included patients with a wide variety of ages and all major types of epidermolysis bullosa (Table 1 and Figure 2)

Table 1. ESSENCE Baseline Demographics and Characteristics, as of February 2017

Baseline	Total (N=126)
Age	
All patients, years (range)	15.1 ± 14.3 (0, 67)
0 to ≤1 month	0 (0)
>1 to ≤24 months	17 (13.5)
>24 months to ≤12 years	58 (46.0)
>12 to ≤18 years	15 (11.9)
>18 to ≤65 years	35 (27.8)
>65 years	1 (0.8)
Male	59 (46.8)
Race	
Black/African American	7 (5.6)
Asian	8 (6.3)
White	105 (83.3)
Unknown	5 (4.0)
Mixed	1 (0.8)
Epidermolysis bullosa subtype	
Simplex	14 (11.1)
Recessive dystrophic	85 (67.5)
Junctional non-Herlitz	27 (21.4)
Body mass index, kg/m²	
All patients (n=125)	17.4 ± 4.4
Age >1 to ≤24 months (n=17)	16.5 ± 4.2
Age >24 months to ≤12 years (n=57)	15.6 ± 3.7
Age >12 to ≤18 years (n=15)	16.7 ± 3.3
Age >18 to ≤65 years (n=35)	20.9 ± 4.2
Age >65 years (n=1)	20.1 ± N/A
BSAi of lesional skin, %	
All patients (n=124)	24.4 ± 19.4
Age >1 month to <8 years (n=42)	15.6 ± 14.8
Age ≥8 years (n=82)	28.9 ± 20.0
BSAi of wound burden, %	
All patients (n=124)	10.8 ± 11.0
Age >1 month to <8 years (n=42)	8.9 ± 11.5
Age ≥8 years (n=82)	11.9 ± 10.6
Target wound size, cm²	21.67 ± 27.5

Numbers reported as mean ± standard deviation (min, max) or n (%). The number of patients included in each analysis is noted if data were not available for all 126 patients.
BSAi=body surface area index; N/A=not applicable.

Figure 2. Country Enrollment, as of February 2017 (N=126)


44%
14%
11%
6%
6%
6%
4%
4%
2%
1%
1%
United States (n=55)
Italy (n=8)
Netherlands (n=3)
France (n=18)
Poland (n=8)
Austria (n=1)
Germany (n=14)
Spain (n=5)
Lithuania (n=1)
Australia (n=8)
United Kingdom (n=5)

- Patients enrolled in ESSENCE demonstrated a substantial burden of pain at baseline (Table 2)

Table 2. Baseline Pain Scores

Pain Assessment	n/N	Baseline
FLACC scale (age >1 month to ≤3 years)	15/22	
Mean ± standard deviation		3.9 ± 2.1
Median (min, max)		4.0 (1.0, 9.0)
Wong-Baker FACES® Pain Scale (age ≥4 years)	102/104	
Mean ± standard deviation		3.2 ± 2.7
Median (min, max)		4.0 (0.0, 10.0)

Both pain scales range from 0-10, with higher scores indicating greater pain.
FLACC=Face, Legs, Activity, Cry, Consolability; n/N=number of patients included in analysis/number of patients eligible for assessment.

- The medical history of patients enrolled in ESSENCE varied, with the most commonly recorded medical conditions at baseline being pruritus and pain (Table 3)

Table 3. Medical History by System Organ Class Reported in At Least 20% of Patients

System Organ Class and Medical Condition	Total (N=126)
Gastrointestinal disorders	83 (65.9)
Constipation	55 (43.7)
Gastro-oesophageal reflux disease	26 (20.6)
Skin and subcutaneous tissue disorders	79 (62.7)
Pruritus	63 (50.0)
General disorders and administration-site conditions	69 (54.8)
Pain	63 (50.0)
Infections and infestations	56 (44.4)
Surgical and medical procedures	54 (42.9)
Blood and lymphatic system disorders	50 (39.7)
Metabolism and nutrition disorders	50 (39.7)
Injuries, poisonings, and procedural complications	30 (23.8)
Eye disorders	29 (23.0)
Congenital, familial, and genetic disorders	28 (22.2)

Data reported as n (%).

CONCLUSIONS

- ESSENCE is one of the largest clinical trials of an investigational drug conducted in patients with epidermolysis bullosa
- Patients enrolled thus far have substantial pain burden and large chronic wounds, and represent a range of disease severity (both in epidermolysis bullosa type and extent of body coverage of epidermolysis bullosa lesions), ages, and geographic distribution
- Top-line results for the phase 3 ESSENCE study are expected in Q3 of 2017

REFERENCES

1. El Hachem M et al. *Orphanet J Rare Dis*. 2014;9:76.
2. Fine J-D. *Orphanet J Rare Dis*. 2010;5;12.
3. Pagliarello C, Tabolli S. *Expert Rev Pharmacoecon Outcomes Res*. 2010;10(3):329-338.
4. Brandling-Bennett HA, Morel KD. *Pediatr Dermatol*. 2010;27(1):25-28.
5. Mellerio JE et al. *Br J Dermatol*. 2016;174(1):56-67.
6. Montaudié H et al. *Orphanet J Rare Dis*. 2016;11(1):117.
7. Paller A et al. Presented at: 42nd Annual Meeting of the Society for Pediatric Dermatology; July 14-17, 2016; Minneapolis, MN.
8. Aggarwal SR. *Nature Biotechnol*. 2014;32(4):323-330.
9. ClinicalTrials.gov Web site. https://clinicaltrials.gov/ct2/show/NCT02384460. Accessed April 19, 2017.
10. Morris V et al. *J Burn Care Res*. 2012;33(3):419-424.
11. Merkel SI et al. *Pediatr Nurs*. 1997;23(3):293-797.
12. Wong DL et al, eds. *Wong's Essentials of Pediatric Nursing*. 6th ed. St. Louis, MO: Mosby; 2001.

ACKNOWLEDGMENTS

The authors acknowledge the patients, their families, and epidermolysis bullosa patient organizations, as well as the ESSENCE study investigators. Third-party medical writing assistance was provided by ApotheCom and was supported by Amicus Therapeutics, Inc.

DISCLOSURE

Conflicts of Interest

JB is an investigator and conducts clinical research for Amicus Therapeutics, Galderma, Valeant, Patagonia, and Regeneron, and is a speaker for Medimetriks and Promius. AB is a consultant and investigator and conducts clinical research for Amicus Therapeutics and Scioderm - An Amicus Therapeutics Company, and serves on advisory boards for Anacor and Pfizer. RC is an investigator for Scioderm - An Amicus Therapeutics Company and Amicus Therapeutics. AL-S is an investigator for Scioderm - An Amicus Therapeutics Company. AP is a consultant and investigator for Amicus Therapeutics. HL, AR, and RL are employees of and own stock in Amicus Therapeutics. JG, WL, LR, and RN are employees of Scioderm - An Amicus Therapeutics Company and own stock in Amicus Therapeutics.

Amicus Therapeutics

http://bit.ly/2958kHL

Supported by Amicus Therapeutics, Inc.

Presented at the 76th Annual Meeting of the Society for Investigative Dermatology; April 26-29, 2017; Portland, OR, USA